EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-210322 on Form S-11 of our report dated March 22, 2016, relating to the balance sheet of MGM Growth Properties LLC, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts,” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 6, 2016